UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2013

MOD-PAC Corp.
(Exact name of registrant as specified in its charter)

New York	000-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue, Buffalo, New York	14207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 873-0640

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 27, 2013, MOD-PAC Corp., a New York corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to adopt the previously disclosed Agreement and Plan of Merger, dated as of April 11, 2013, by and among the Company, Rosalia Capital LLC, a Delaware limited liability company (referred to as “Parent”) and Mandan Acquisition Corp., a New York corporation and wholly owned subsidiary of Parent (referred to as “Merger Sub”), as amended by Amendment No. 1, dated as of September 3, 2013 (the “Merger Agreement”). On September 30, 2013, the Company completed the merger pursuant to the terms of the Merger Agreement (“Merger”). As a result of the Merger, the Company is now wholly owned by Parent. Parent is beneficially and indirectly owned by Messrs. Kevin T. Keane and Daniel G. Keane and certain of their respective family members and certain related entities and trusts for the benefit of their respective family members (collectively, referred to as the “Family Shareholders”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, the Company entered into new a senior secured credit facility on September 30, 2013 (the “Senior Credit Facility”), with M&T Bank.  For a description of the Senior Credit Facility, see the Company's definitive proxy statement with respect to the Merger filed with the SEC on August 22, 2013, as supplemented.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September  30, 2013, in connection with the Merger, the Company notified NASDAQ of its intent to remove its common stock (“Common Stock”) from listing. The Company has requested NASDAQ to file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock. In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to the Rights of Security Holders.

As of the effective time of the Merger, each share of Company Stock (as defined below) (other than shares owned by the Company,  Le Caron Enterprises Corp., Parent, Merger Sub, the Family Shareholders and their respective subsidiaries) was converted into the right to receive $9.25 in cash, without interest and subject to any applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger was completed on September  30, 2013 upon the filing of a Certificate of Merger with the Secretary of State of the State of New York, at which time Merger Sub merged with and into the Company, with the Company surviving the Merger as a subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately $23,212,431, which consideration was funded by equity investment from the Family Shareholders, Company cash on hand and debt financing.

The foregoing summary of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and Exhibit 2.2 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the following members of the Company’s board of directors resigned at the effective time of the Merger: Robert J. McKenna, Howard Zemsky and William G. Gisel, Jr.

Kevin T. Keane and Daniel G. Keane remain directors of the Company.

In connection with the Merger, each of Kevin T. Keane and Daniel G. Keane irrevocably surrendered to the Company, effective as of the effective time of the Merger, all of his right, title and interest in and to any and all options to acquire Company Stock held by them and outstanding as of the effective time of the merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the closing of the Merger, the certificate of incorporation and by-laws of the Company, as in effect immediately prior to the effective time of the Merger, were amended in accordance with applicable law to reflect the form of certificate of incorporation and by-laws attached as exhibits to the Merger Agreement. Copies of the restated certificate of incorporation and amended and restated by-laws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 30, 2013, the Company held the Special Meeting to approve the Merger and adopt the previously disclosed Merger Agreement. Holders of Common Stock as of August 12, 2013 (the “Record Date”) had one vote for each share of Common Stock owned by such stockholder as of the close of business on the Record Date. Holders of Class B Stock of the Company (“Class B Stock”, and together with the Common Stock, the “Company Stock”) as of the Record Date had ten votes for each share of Class B Stock owned by such stockholder as of the close of business on the record date.

Approval of the Merger and adoption of the Merger Agreement required the affirmative vote of (1) two-thirds of the aggregate voting power of the outstanding shares of the Company Stock, in accordance with New York law (the “Stockholder Vote”) and (2)  the holders of a majority of the issued and outstanding shares of Company Stock (other than shares beneficially owned by the Family Shareholders or their respective affiliates or associates) (the “Public Shareholder Approval”).

According to the preliminary report of the inspector of elections, at the Special Meeting the Merger was approved and the Merger Agreement was adopted by the stockholders of the Company. The Merger was approved and the Merger Agreement was adopted by approximately74% of the aggregate voting power of the outstanding shares of Company Stock, and by the holders of approximately 56% of the shares of Company Stock not beneficially owned by the Family Shareholders or their respective affiliated entities. A second proposal to adjourn the Special Meeting, if necessary to solicit additional proxies necessary for approval of the Merger and adoption of the Merger Agreement, was not needed.

A preliminary tally of the votes for the Stockholder Vote is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,166,656	650,639	24,694	102

A preliminary tally of the votes for the Public Shareholder Approval is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,401,419	288,691	20,130	102

Item 8.01.	Other Events

A copy of the press release announcing the results of the Special Meeting is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of April 11, 2013, by and among the MOD-PAC Corp., Rosalia Capital LLC and Mandan Acquisition Corp.(incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K/A of MOD-PAC Corp. filed on April 15, 2013.)

2.2

Amendment No. 1 to Agreement and Plan of Merger by and among the MOD-PAC Corp., Rosalia Capital LLC and Mandan Acquisition Corp., dated as of September 3, 2013.(incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of MOD-PAC Corp. filed on September 9, 2013.

3.1	Restated Certificate of Incorporation of the Company, adopted September 30, 2013.

3.2	Amended and Restated By-laws of the Company, adopted September 30, 2013.

99.1	Press Release announcing the results of the Special Meeting dated September 28, 2013.

99.2	Press Release announcing the completion of the Merger, dated September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2013

MOD-PAC Corporation

By:	/s/David B. Lupp
Name: David B. Lupp
Title: Chief Operating Officer and
Chief Financial Officer